Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Zebra Holdco, Inc. for the registration of shares of its Class A common stock and Class B common stock and to the incorporation by reference therein of our reports dated:

(1)	February 18, 2014, with respect to the financial statements of Zillow, Inc. and the effectiveness of internal control over financial reporting of Zillow, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013 filed with the Securities and Exchange Commission on February 18, 2014;

(2)	November 5, 2013, with respect to the 2012 financial statements of StreetEasy, Inc. included in Zillow, Inc.’s Form 8-K/A filed with the Securities and Exchange Commission on November 5, 2013; and

(3)	June 12, 2012, with respect to the 2011 financial statements of RentJuice Corporation, included in Zillow, Inc.’s Form 8-K/A filed with the Securities and Exchange Commission on June 13, 2012.

/s/ Ernst & Young LLP

Seattle, Washington

October 17, 2014